Exhibit 10.1

THIRTEENTH AMENDMENT
TO THE AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF LODGING FUND REIT III OP, LP

This Thirteenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP (this “Amendment”) is adopted by Lodging Fund REIT III, Inc., a Maryland corporation (the “General Partner”), as the General Partner and on behalf of the Limited Partners of Lodging Fund REIT III OP, LP, a Delaware limited partnership (the “Partnership”), to be effective as of April 7, 2023 (the “Effective Date”).  Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated June 15, 2020, as amended by the (i) First Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated February 4, 2020, (ii) Second Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated May 12, 2021, (iii) Third Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated August 3, 2021, (iv) Fourth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated December 3, 2021, (v) Fifth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated January 18, 2022, (vi) Sixth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated February 8, 2022, (vii) Seventh Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated March 29, 2022, (viii) Eighth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated August 3, 2022, (ix) Ninth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated August 25, 2022, (x) Tenth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated August 25, 2022, (xi) Eleventh Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated December 22, 2022 and (xii) Twelfth Amendment to the Amended and Restated Limited Partnership Agreement of Lodging Fund REIT III OP, LP dated January 10, 2023 (collectively, the “Partnership Agreement”).

WHEREAS, the General Partner and the Limited Partners previously entered into the Partnership Agreement.

WHEREAS, the General Partner has determined it to be in the best interest of the Company to make certain changes to the Agreement as set forth in this Amendment in order to reflect the issuance of the Series GO II Limited Units by the Partnership and terms of the Series GO II Limited Units.

NOW, THEREFORE, in consideration of the preceding, the General Partner hereby amends the Partnership Agreement as follows:

1.Section 1 of the Agreement shall be amended as follows:
1.1.The definition of “Cash Amount” shall be amended by adding the following at the end of the definition:

“The Cash Amount with respect to the Series GO II Units shall be limited so that the Series GO II Limited Partners will only be entitled to receive a pro rata portion of a REIT Share equal to the positive Capital

Account balance of the Series GO II Units divided by the Share NAV.  Once the Series GO II Units have received income allocations of Net Income (including book-up income) such that their Capital Accounts are equal to the other Participating Partnership Units, this provision will no longer be applicable and the Cash Amount for the Series GO II Units will be equal to the Share NAV.”

1.2.The definition of “Exchange Date” shall be deleted in its entirety and replaced with the following:

““Exchange Date” means the date when all of the following have occurred: (i) the REIT Shares are listed on a national securities exchange, a Termination Event or, as determined in the sole discretion of the General Partner, the occurrence of a similar event, (ii) the Limited Partner has held its Common Limited Units, Series GO Limited Units or Series GO II Limited Units for at least one year, (iii) the REIT Shares to be issued pursuant to the redemption have been registered with the SEC and the registration statement has been declared effective, or an exemption from registration is available and (iv) the exchange does not result in a violation of the Shareholder Limitation.  Notwithstanding the above, the General Partner may waive any of the above in its sole discretion other than (ii) or (iv).”

1.3.The definition of “Limited Partner” shall be deleted in its entirety and replaced with the following:

““Limited Partner” means any Person named as a Common Limited Partner, Series B Limited Partner, Series GO Limited Partner, Series GO II Limited Partner or Series T Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership.”

1.4.The definition of “Limited Partner Unit” shall be deleted in its entirety and replaced with the following:

““Limited Partner Unit” means a Common Limited Unit, Series B Limited Unit, Series GO Limited Unit, Series GO II Limited Unit or Series T Limited Unit.”

1.5.The definition of “Participating Partnership Unit” shall be deleted in its entirety and replaced with the following:

““Participating Partnership Unit” means a Common Limited Unit, Series GO Limited Unit, Series GO II Limited Unit and a General Partner Unit.”

1.6.The definition of “REIT Shares Amount” shall be deleted in its entirety and replaced with the following:

““REIT Shares Amount” means a number of REIT Shares equal to the product of the number of Common Limited Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares or options, warrants, convertible or exchangeable securities or other rights entitling the stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.  In addition, if the REIT Shares Amount is required to be determined for the Series GO Limited Units or the Series GO II Limited Units, as applicable, the amount shall be determined by multiplying the REIT Shares Amount by a fraction, the numerator of which shall be the fair market value of the Series GO Limited Units or the Series GO II Limited Units, as applicable, and the denominator of which shall be the Share NAV.”

1.7.A new definition of “Series GO II Limited Partner” shall be added to the Agreement to read as follows:

““Series GO II Limited Partner” means a Series Growth & Opportunity II Limited Partner as set forth on Exhibit A, and any Person who becomes a Substitute Limited Partner or Additional Limited Partner, in such Person’s capacity as a Series Growth & Opportunity II Limited Partner.”

1.8.A new definition of “Series GO II Limited Unit” shall be added to the Agreement to read as follows:

““Series GO II Limited Unit” shall represent an interest in the Partnership entitling a Series GO II Limited Partner to the respective voting and other rights and Net Income and Net Loss as provided for in this Agreement.”

2.Section 4.12 of the Agreement shall be deleted in its entirety and replaced with the following:

“4.12Issuance of Series GO Limited Units and Series GO II Limited Units.

4.12.1Series GO Limited Units.

(a)The Partnership may issue Series GO Limited Units.

(b)The Series GO Limited Units will have distributions as set forth in Section 6.1.3 and Section 6.5.

4.12.2Series GO II Limited Units.

(a)The Partnership may issue Series GO II Limited Units.

(b)The Series GO II Limited Units will have distributions as set forth in Section 6.1.3.”

3.A new Section 5.12.4 shall be added to the Agreement to read as follows:

“5.12.14The Partnership shall specially allocate Net Income (including any book-up income) to the Series GO II Limited Partners until the positive Capital Account balance of the Series GO II Limited Units are equal to the Share NAV on a per unit basis.”

4.Section 6.1.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“6.1.3  Except for distributions pursuant to Section 6.10 of this Agreement in connection with the dissolution and liquidation of the Partnership and subject to the provisions of Sections 6.1.2, 6.2, 6.3, 6.4, 6.5 and 6.6 of this Agreement, distributions shall be made to the holders of Participating Partnership Units in accordance with their respective Percentage Interests; provided, however, that (i) the holders of the Series GO Limited Units and the Series GO II Limited Units will not receive any distributions under this Section until such Series GO Limited Units and Series GO II Limited Units, respectively, have been held for at least 18 months, (ii) distributions made to holders of the Interval Units shall be 86% of the distributions made to the other Participating Partnership Unit holders and (iii) upon any event in which capital is distributed to the Participating Partnership Units, the Series GO II Limited Units will only be distributed an amount equal to their positive Capital Account balances; provided, however, that once the Series GO II Limited Units have received income allocations of Net Income (including book-up income) such that their Capital Accounts are equal to the other Participating Partnership Units, this subsection (iii) will no longer be applicable and Distributions shall be made in proportion to their Units.”

5.Sections 8.1.2(b) and 8.1.2(c) of the Agreement shall be deleted in their entirety and replaced with the following:

“(b)as a result of such Transaction, all Common Limited Partners will receive for each Common Limited Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share (and for other holders of Limited Partner Units receiving assets with a value equal to the value of such other Limited Partner Units as determined by the General Partner); provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner, as applicable, shall be given the option to exchange its Common Limited Units, Series GO Limited Units and Series GO II Limited Units for the greatest amount of cash, securities, or other property which a Common Limited Partner holding Common Limited Units, a Series GO Limited Partner holding Series GO Limited Units or a Series GO II Limited Partner holding Series GO II Limited Units would have received had it (i) exercised its Exchange Right and (ii) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(c)the General Partner is the surviving entity in the Transaction and either (i) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (ii) all Common Limited Partners, Series GO Limited Partners and Series GO II Limited Partners receive in exchange for their Common Limited Units, Series GO Limited Units or Series GO II Limited Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares with respect to the Common Limited Units, the fair market value of the Series GO Limited Units as determined by the General Partner with respect to the Series GO Limited Units and the fair market value of the Series GO II Limited Units as determined by the General Partner with respect to the Series GO II Limited Units.”

6.Section 8.1.3 of the Agreement shall be deleted in its entirety and replaced with the following:

“8.1.3Notwithstanding Section 8.1.2, the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than General Partner Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith or the Partnership is merged with an operating partnership of a REIT and comparable units in the other operating partnership are received by the Limited Partners and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder.  Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 8.1.3.  The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and the Conversion Factor for a Common Limited Unit, a Series GO Limited Unit and a Series GO II Limited Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.  Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants, convertible or exchangeable securities or other rights relating thereto, and which a holder of Common Limited Units, Series GO Limited Units or Series GO II Limited Units, respectively, could have acquired had such Common Limited Units, Series GO Limited Units or Series GO II Limited Units been exchanged immediately prior to such merger or consolidation.  Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for herein with respect to the Conversion Factor.  The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 9.4 and 9.5 so as to approximate the existing rights and obligations set forth in Sections 9.4 and 9.5 as closely as reasonably possible.  The above provisions of this Section 8.1.3 shall similarly apply to successive mergers or consolidations permitted hereunder.”

7.Section 9.4 of the Agreement shall be deleted in its entirety and replaced with the following:

“9.4Exchange Right.

9.4.1Subject to the provisions in this Section 9.4 and the provisions of any agreements between the Partnership and one or more Common Limited Partners, Series GO Limited Partners or Series GO II Limited Partners, respectively, with respect to their Common Limited Units, the Series GO Limited Units and the Series GO II Limited Units held by them, each Common Limited Partner, Series GO Limited Partner and Series GO II Limited Partner shall have the right (the “Exchange Right”), beginning on the Exchange Date, to require the Partnership to exchange on a Specified Exchange Date all or a portion of the Common Limited Units, Series GO Limited Units or Series GO II Limited Units held by such Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner for the applicable Cash Amount to be paid by the Partnership (with the Cash Amount determined 60 days after the receipt of the Exchange Notice for purposes of this Section 9.4), provided that such Common Limited Units, Series GO Limited Units or Series GO II Limited Units shall have been outstanding for at least one year.  The Exchange Right shall be exercised pursuant to the delivery of an Exchange Notice to the Partnership (with a copy to the General Partner) by the Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Limited Units, Series GO Limited Units or Series GO II Limited Units subject to the Exchange Notice pursuant to Section 9.4.2; and provided, further, that no Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner may deliver more than two Exchange Notices during each calendar year.  A Common Limited Partner, a Series GO Limited Partner or a Series GO II Limited Partner may not exercise the Exchange Right for less than 1,000 Common Limited Units, Series GO Limited Units or Series GO II Limited Units, respectively, or, if such Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner holds less than 1,000 Common Limited Units, Series GO Limited Units or Series GO II Limited Units, all of the Common Limited Units, Series GO Limited Units or Series GO II Limited Units held by such Partner.  The Exchanging Partner shall have no right, with respect to any Common Limited Units, Series GO Limited Units or Series GO II Limited Units so exchanged, to receive any distribution paid with respect to Common Limited Units, Series GO Limited Units or Series GO II Limited Units if the record date for such distribution is on or after the Specified Exchange Date.

9.4.2Notwithstanding the provisions of Section 9.4.1, a Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner that exercises the Exchange Right shall be deemed to have also offered to sell the Common Limited Units, Series GO Limited Units or Series GO II Limited Units described in the Exchange Notice to the General Partner, and the General Partner may, in its sole discretion, elect to purchase directly and acquire such Common Limited Units, Series GO Limited Units and Series GO II Limited Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Limited Units,

Series GO Limited Units or Series GO II Limited Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Limited Units, Series GO Limited Units and Series GO II Limited Units.  If the General Partner shall elect to exercise its right to purchase Common Limited Units under this Section 9.4.2 with respect to the Exchange Notice, it shall so notify the Exchanging Partner within 10 business days after the receipt by the General Partner of such Exchange Notice.  Unless the General Partner (in its sole discretion) shall exercise its right to purchase Common Limited Units, Series GO Limited Units or Series GO II Limited Units from the Exchanging Partner pursuant to this Section 9.4.2, the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right.  In the event the General Partner shall exercise its right to purchase Common Limited Units, Series GO Limited Units and Series GO II Limited Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 9.4.2, the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner and the General Partner shall treat the transaction between the General Partner and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Limited Units, Series GO Limited Units or Series GO II Limited Units to the General Partner.

9.4.3Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right, including an assignment of the Common Limited Units, Series GO Limited Units or Series GO II Limited Units, and if the General Partner is relying upon the exemption from registration under the Securities Act provided by Regulation D promulgated under the Securities Act, or any successor rule, a document pursuant to which the Exchanging Partner makes a representation that it is an accredited investor; provided, however, that if the Exchanging Partner cannot make such representation, then the Exchanging Partner shall have no right to exercise its Exchange Right.

9.4.4In case of any reclassification of the REIT Shares (including, but not limited to, any reclassification upon a consolidation or merger in which the General Partner is the continuing corporation) into securities other than REIT Shares, for purposes of Section 9.4.2, the General Partner may thereafter exercise its right to purchase Common Limited Units, Series GO Limited Units or Series GO II Limited Units for the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of REIT Shares for which such Common Limited Units, Series GO Limited Units or Series GO II Limited Units could be purchased immediately prior to such reclassification.

9.4.5Any REIT Shares issued to an Exchanging Partner upon the exercise by the General Partner of its right to purchase Common Limited Units, Series GO Limited Units or Series GO II Limited Units under Section 9.4.2, shall not be required to be registered under the Securities Act, unless subject to a separate agreement between the General Partner and the Exchanging Partner.

9.4.6Notwithstanding the provisions of Section 9.4.1 and 9.4.2, a Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner shall not be entitled to exercise the Exchange Right if such exercise would result in (i) any Person owning, directly or indirectly, shares of the General Partner in excess of the Shareholder Limitation (or, if applicable, the Excepted Holder Limit), (ii) the REIT Shares being owned by less than 100 persons (determined without reference to any rules of attribution), (iii) the General Partner being “closely held” within the meaning of Section 856(h) of the Code, (iv) the General Partner owning, directly or constructively, 9.9% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code, (v) the acquisition of the REIT Shares by such Common Limited Partner could cause a violation of the Securities Act either for the exchange or other securities offerings, (vi) the REIT Shares would be required to be registered under the Securities Act, (vii) the General Partner no longer qualifies as a REIT under the Code or (viii) the General Partner believes that the Partnership will be treated as a “publicly traded partnership.”  The General Partner, in its sole discretion, may waive any of the restrictions on exchange set forth in this Section 9.4.6.

9.4.7Each Common Limited Partner, Series GO Limited Partner and Series GO II Limited Partner represents, warrants and certifies that it has, and will have, marketable and unencumbered title to its Common Limited Units, Series GO Limited Units and Series GO II Limited Units, free and clear of any liens or the rights or interest of any other person or entity and covenants and agrees to deliver its Common Limited Units, Series GO Limited Units and Series GO II Limited Units free of any such items.  Each Common Limited Partner, Series GO Limited Partner and Series GO II Limited Partner further represents, warrants and certifies that it has, and will have, the full right, power and authority to transfer and surrender its Common Limited Units, Series GO Limited Units and Series GO II Limited Units and that it has obtained, and will obtain, the consent or approval of all persons or entities, if any, having the right to consent to or approve of such transfer and surrender.  The General Partner shall have no obligation to acquire Common Limited Units, Series GO Limited Units or Series GO II Limited Units (i) to the extent that any such Common Limited Units, Series GO Limited Units or Series GO II Limited Units are subject to any liens, encumbrances or the right or interest of any other person or entity or (ii) in the event that the Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner shall fail to give the General Partner adequate assurances that such Common Limited Units, Series GO Limited Units and Series GO II Limited Units are not subject to any such liens, encumbrances or the right or interest of any other person or entity or shall fail to fully indemnify the General Partner as set forth below; provided, however, the General Partner may, in its sole discretion, acquire Common Limited Units, Series GO Limited Units and Series GO II Limited Units subject to a lien, encumbrance or right of another person or entity and in such case the General Partner shall reduce the Cash Amount (or REIT Shares Amount) paid to the Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner by the amount of the lien, encumbrance or right of any other person or entity.  The Common Limited Partner agrees to indemnify and hold the General Partner harmless from and against any and all liabilities, charges, costs and expenses relating to such Common Limited Units, Series GO Limited Units or Series GO II Limited Units which are subject to the Exchange Right including, without limitation, with respect to any liens, encumbrances or rights or interests of other persons or entities.  Each Common Limited Partner, Series GO Limited Partner and Series GO II Limited Partner further agrees that, in the event any state or local transfer tax is payable as a result of the transfer of its Common Limited

Units, Series GO Limited Units and Series GO II Limited Units to the General Partner pursuant to the Exchange Right, such Common Limited Partner shall assume and pay such transfer tax.

9.4.8Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 9.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to 180 days to the extent required for the General Partner to obtain additional funding to be used to make such payment of the Cash Amount by the issuance of additional REIT Shares or otherwise.  Notwithstanding the foregoing, the General Partner agrees to use its commercially reasonable efforts to cause the closing of the exchange to occur as quickly as reasonably possible.

9.4.9Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Common Limited Partners, Series GO Limited Partners or Series GO II Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under Section 7704 of the Code.  If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each Common Limited Partner and each other Person that holds interests in the Partnership convertible for, or other instruments exercisable for, Common Limited Units, Series GO Limited Units or Series GO II Limited Units.

9.4.10A fee may be charged in connection with an exercise of Exchange Rights pursuant to this Section 9.4 to cover the expenses of the Partnership or the General Partner.

9.4.11The exercise of an Exchange Right by a Common Limited Partner, Series GO Limited Partner or Series GO II Limited Partner will be subject to compliance with securities laws applicable to the exchange and therefore the Exchange Right may not be exercisable in the absence of an effective registration statement or an available exemption from registration.”

8.The heading of Section 12.4 of the Agreement shall be deleted and replaced, and Section 12.4.3 shall be added to the Agreement, to read as follows:

“12.4Amendments Requiring Approval of Series T Limited Partners, Series GO Limited Partners and Series GO II Limited Partners.”

“12.4.3Any amendments to the allocation and distribution provisions relating to the Series GO II Limited Units and any other rights of the Series GO II Limited Partners appearing elsewhere in this Agreement, other than with respect to the issuance of additional interests in the Partnership, shall require the approval of the Series GO II Limited Partners.”

9.Exhibit A of the Agreement shall be deleted in its entirety and replaced with Exhibit A attached to this Amendment.
10.Exhibit B of the Agreement shall be deleted in its entirety replaced with Exhibit B attached to this Amendment.

11.Full Force and Effect.  As amended by this Amendment, the Agreement shall continue in full force and effect.
12.Successors and Assigns.  The terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Limited Partners.
13.Counterparts.  This Amendment may be executed in several counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.
14.Electronic Signature.  Any electronic signature of a party to this Amendment shall be valid as an original signature and shall be effective and binding. Any such electronic signature shall be deemed to (i) be “written” or “in writing,” (ii) have been signed and (iii) constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is effective as of the date first set forth above.

GENERAL PARTNER:

LODGING FUND REIT III, INC., a Maryland corporation

By: /s/ Corey R. Maple

Corey R. Maple

Chief Executive Officer

EXHIBIT A

PARTNERS’ CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

Partner	Contributed Property	Agreed Net Value of Capital Contribution	Partnership Units	% Interest	Series B Limited Units	Series B % Interests

GENERAL PARTNER:

Lodging Fund REIT III, Inc.	Information maintained at General Partner’s office				—	—

Series B Limited Partner:

Legendary Capital REIT III, LLC			—	—	1,000	100%

Series T Limited PartnerS:

Common LIMITED PARTNERS:	Information maintained at General Partner’s office
					—	—

SERIES GO LIMITED PARTNERS:	Information maintained at General Partner’s office
					—	—

SERIES GO II LIMITED PARTNERS:	Information maintained at General Partner’s office
					—	—

TOTALS					1,000	100%

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 9.4 of the Amended and Restated Limited Partnership Agreement (as amended, the “Agreement”) of Lodging Fund REIT III OP, LP, the undersigned hereby irrevocably (i) presents for exchange _____ Common Limited Units, _____ Series GO Limited Units or _____ Series GO II Limited Units in Lodging Fund REIT III OP, LP, in accordance with the terms of the Agreement and the Exchange Right referred to in Section 9.4, (ii) surrenders such Common Limited Units, Series GO Limited Units or Series GO II Limited Units and all right, title and interest therein and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated:  ______________(Name of Limited Partner)

By:

(Signature of Limited Partner)

Mailing Address:

(City)(State)Zip Code

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name

Social Security or Tax I.D. Number